UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2011

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	000-19034	13-3444607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road

Tarrytown, New York 10591-6707

(Address of Principal Executive Offices including Zip Code)

(914) 345-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 18, 2011, Regeneron Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the pricing of its $400 million aggregate principal amount of 1.875% convertible senior notes due October 1, 2016. The notes will be offered by the initial purchaser only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also granted to the initial purchaser a 13-day option to purchase up to an additional $60 million aggregate principal amount of notes on the same terms and conditions.

The notes will pay interest semi-annually on April 1 and October 1 at an annual rate of 1.875%, and will mature on October 1, 2016, unless earlier converted or repurchased. The notes will be convertible, subject to certain conditions, into cash, shares of common stock of the Company, or a combination of cash and shares of common stock, at the Company’s option. The initial conversion rate for the notes will be 11.9021 shares of common stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $84.02 per share, representing a conversion premium of approximately 30% above the closing price of the Company’s shares of common stock of $64.63 per share on October 17, 2011.

In connection with the offering of the notes, the Company has entered into convertible note hedge and warrant transactions with multiple counterparties, including an affiliate of the initial purchaser (the “option counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that initially underlie the notes. The strike price of the warrant transactions will initially be approximately $103.41 per share, which is approximately 60% above the closing sale price of the Company’s common stock on October 17, 2011. The warrant transactions may be settled in shares or cash at the Company’s option.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Form 8-K (including the information incorporated by reference herein) does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2011

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Joseph J. LaRosa
Name:	Joseph J. LaRosa
Title:	Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated October 18, 2011